Exhibit 99.1

JetPay® Corporation Announces First Quarter 2018 Financial Results

Quarterly Revenues Increase 9.5% including 14.4% Increase in Payment Services

Allentown, PA – May 14, 2018 – JetPay® Corporation (“JetPay” or the “Company”) (NASDAQ: “JTPY”) announced financial results for the first quarter ended March 31, 2018.

Financial Highlights

•	JetPay adopted the new accounting standards requirements of ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606” or “ASC 606”), replacing ASC Topic 605, Revenue Recognition. The Company adopted the requirements of ASC 606 on January 1, 2018 using the full retrospective method, which required both the current and prior reporting periods to be presented under the same methodology. Accordingly, the March 31, 2017 and December 31, 2017 financial statements and related disclosures within this press release and within our Form 10-Q are presented on an “As Adjusted” basis.

The adoption of ASC 606 had several significant impacts on JetPay financial statements and results, including:

▪	Under ASC 606, the Company reflects revenues net of certain fees that the Company pays to third parties, including interchange, which is earned by the cardholder’s issuing bank, and dues and assessments, which are earned by the credit card associations. The Company previously reported some of these items as revenues and cost of revenues under previous standards. This change in presentation will have no effect on the reported amount of gross profit and operating income; however, the Company’s total revenues and cost of revenues for the three months ended March 31, 2017 is each lower by $5.2 million.

▪	Under ASC 606, the timing of recognition of certain revenue streams, including Form W-2 and annual and quarterly tax filing revenues, has changed from when delivery has occurred or services have been rendered to when a customer takes control of the goods or services. This change in the timing of revenue recognition resulted in an increase in revenues of $744,000 for the three months ended at March 31, 2017.

▪	Under ASC 606, certain incremental direct costs of obtaining and fulfilling a contract, primarily inside commission costs, are deferred and recognized over the estimated terms of the Company’s customer relationships. This change in the timing of commission recognition resulted in a reduction of commission expenses of $148,000 for the three months ended March 31, 2017.

The detailed impact of adopting ASC Topic 606 on revenues and financial results within the Payment Services Segment and the HR & Payroll Segment is more fully described in the chart below.

▪	Revenues, as reported under ASC 606, increased 9.5%, or $1.4 million, to $15.9 million for the three months ended March 31, 2018, as compared to $14.5 million for the same period in 2017. Under former ASC Topic 605, revenues would have increased 13.8% for the three months ended March 31, 2018 versus the same period in 2017.

•	Revenues within our Payment Services Segment increased 14.4% or $1.3 million, to $10.4 million for the three months ended March 31, 2018 as compared to $9.1 million for the same period in 2017.

•	Revenues within our HR & Payroll Services Segment increased 1.1%, or $59,000, to $5.44 million for the three months ended March 31, 2018, as compared to $5.38 million in 2017. Under former ASC Topic 605, revenues in the HR & Payroll Segment would have increased 13.6% as ASC 606 changed the timing of revenue recognition of $744,000 of revenues from Q4 2016 to Q1 2017.

•	Consolidated gross profit increased 9.6% to $7.7 million, or 48.7% of revenues, for the three months ended March 31, 2018, up from $7.1 million for the same period in 2017.

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) were $1.4 million and $2.2 million for the three months ended March 31, 2018 and 2017, respectively. EBITDA, adjusted for non-recurring and non-cash items (“adjusted EBITDA” - see Non-GAAP Financial Measures definition and reconciliation of operating income (loss) to EBITDA and adjusted EBITDA below), was $2.4 million, or 15.3% of revenues for the three months ended March 31, 2018, as compared to $2.5 million, or 17.3% of revenues, for the same period in 2017.

•	The ratio of total debt to total capitalization, which consists of total debt of $15.7 million and common stock subject to possible redemptions, convertible preferred stock and stockholders’ equity totaling $62.3 million, was 20.1% at March 31, 2018, a slight improvement from 20.5% at December 31, 2017.

News Highlights

•	Entered into a settlement agreement with Valley National Bank, settling JetPay Payment Services, TX, LLC’s (“JetPay Payments, TX”) litigation against Valley National Bank on April 30, 2018. Pursuant to the settlement agreement, Valley National Bank paid JetPay Payments, TX $2,175,000.

•	Announced a new facility which consolidates our Lehigh Valley, PA-based Human Resource, Payroll Processing, and Payroll Tax Service operations bringing together the approximate 140 area employees. The new location provides JetPay increased operating capacity to support the organizations growth plans and includes an expanded datacenter and production facility that offers increased speed and capabilities for delivering human capital management (HCM) and payroll processing.

•	Announced a partnership with, Biz2Credit, the leading online resource for small business finance. Through this arrangement, JetPay customers will gain access to capital through Biz2Credit's small business lending marketplace which has arranged more than $2 billion in financing to thousands of small and mid-size companies over the last decade.

•	Announced a new strategic partnership with Chargeback Gurus to offer businesses the combined services needed to improve risk management and overall payment processing services. Chargeback Gurus offers solutions that help merchants manage fraud as well as fight and recover chargebacks. The collection of more chargebacks allows merchants to minimize losses and increase their overall profitability.

“JetPay’s performance in the first quarter of 2018 was strong and consistent with our first quarter revenue growth expectations. With our services to the State of Illinois continuing to roll out, the realization of new strategic partnerships, and the expansion of our JetX cash discount product, our Payments business continued its solid growth course,” stated Diane (Vogt) Faro, CEO of JetPay Corporation. “When combined with the record results in our HR & Payroll Segment, JetPay’s performance is improving each quarter. Our teams throughout the country are working hard to grow revenues while continuing to provide the first-class service our customers have come to expect.” Ms. Faro added.

First Quarter 2018 Compared to First Quarter 2017 (As Adjusted)

Revenues were $15.9 million for the three months ended March 31, 2018, compared to $14.5 million for the same period in 2017. Revenues for the Payment Services Segment increased $1.3 million, or 14.4%, for the three months ended March 31, 2018, compared to the same period in 2017. The increase was attributable to net revenue growth in our Government and Utilities, e-Commerce, and ISO/ISV sectors, including an increase in revenues in our JetX discount for cash product. Revenues for the HR & Payroll Services Segment increased by $59,000, or 1.1%, for the three months ended March 31, 2018, compared to the same period in 2017. The growth within the HR & Payroll Services Segment was negatively impacted by the adoption of ASC Topic 606.

Operating income for the three months ended March 31, 2018, was $288,000, compared to $1.1 million for the same period in 2017. Operating income includes depreciation and amortization expense of $1.2 million and $1.1 million for the three months ended March 31, 2018 and 2017, respectively. The decrease in operating income was primarily attributable to selling, general, and administrative (“SG&A”) expenses increasing by $1.1 million in 2018 compared to the same period in 2017, primarily related to a $450,000 legal settlement, an increase in professional fees for non-repetitive matters of $293,000, and the net impact of adopting ASC Topic 606 which increased operating income by $848,000 in the first quarter of 2017. This year-over-year decrease in operating income is partially offset by a favorable $111,000 change in fair value of contingent consideration liability.

Net loss for the three months ended March 31, 2018, was $(371,000) or a net loss applicable to common stockholders of $(3.3) million after accretion of convertible preferred stock of $2.9 million, compared to net income of approximately $681,000 or a net loss applicable to common stockholders of $(1.4) million after accretion of convertible preferred stock of $2.1 million for the same period in 2017. The positive net income in 2017 before the accretion of convertible preferred stock was due primarily to the shift of $848,000 of operating income from Q4 2016 to Q1 2017 under the new standards of ASC 606.

Conference Call

JetPay will conduct a conference call on Thursday, May 17, 2018 at 9:00 AM EST (6:00 AM PST) to discuss these results and conduct a question and answer session. The participant conference call number is (855) 446-8217 (International Dial-In (509) 960-9039, conference ID: 5270049. There will also be access to a digital recording of the teleconference by calling (855) 859-2056 and entering the conference ID: 5270049. This will be available from two hours following the teleconference until Thursday, May 24, 2018.

About JetPay Corporation

JetPay Corporation, based in Allentown, PA, is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing, human capital management services, and other financial transactions. JetPay provides a single vendor solution for payment services, debit and credit card processing, ACH services, and payroll and human capital management needs for businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. The Company's vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based payments. Please visit www.jetpay.com for more information on what JetPay has to offer or call 866-4JetPay (866-453-8729).

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation, amortization of intangibles, and non-cash changes in the fair value of contingent consideration liability. The Company defines adjusted EBITDA as EBITDA, as defined above, plus certain non-recurring items, including certain legal and professional costs for non-repetitive matters, legal settlement costs, non-cash stock option costs, and non-cash losses on the disposal of fixed assets. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company’s operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations. Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company’s operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled “EBITDA and adjusted EBITDA Reconciliation.”

EBITDA and Adjusted EBITDA Reconciliation (Unaudited)

(000’s omitted)	Three Months Ended March 31,
	2018	2017
		(As Adjusted)

Operating income	$288	$1,070
Change in fair value of contingent consideration liability	(37)	74
Amortization of intangibles	848	874
Depreciation	313	231

EBITDA	$1,412	$2,249

Professional fees for non-repetitive matters	367	74
Legal settlement costs	450	-
Non-cash stock based compensation	195	184
Non-cash loss on disposal of fixed asset	8	-

Adjusted EBITDA	$2,432	$2,507

Impact of the Adoption of ASC Topic 606 (Unaudited)

(000’s omitted)	Three Months Ended March 31,
	2018		2017
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
Payment Services Segment
Previously Reported under ASC 605	$16,282	$2,044	$14,303	$1,765
Change in Presentation of Interchange and Card Brand Fees	(5,852)	-	(5,188)	-
Deferral of Commissions	-	64	-	81
As Adjusted under ASC 606	$10,430	$2,108	$9,115	$1,846

HR & Payroll Services Segment
Previously Reported under ASC 605	$5,267	$1,402	$4,638	$1,009
Change in Timing of Revenue Recognition & Associated Costs	174	174	744	700
Deferral of Commissions	-	59	-	67
As Adjusted under ASC 606	$5,441	$1,635	$5,382	$1,776

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Many of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 28, 2018, the Company’s Quarterly Reports on Forms 10-Q and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

JetPay Corporation	JetPay Corporation
Peter B. Davidson	Gregory M. Krzemien
Vice Chairman and Corporate Secretary	Chief Financial Officer
(610) 797-9500	(610) 797-9500
Peter.Davidson@jetpaycorp.com	gkrzemien@jetpaycorp.com

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JetPay Corporation

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share information)

	For the Three Months Ended March 31,
	2018	2017
		(As Adjusted)

Revenues	$15,871	$14,497
Cost of revenues	8,138	7,440

Gross profit	7,733	7,057

Selling, general and administrative expenses	5,871	4,808
Settlement of legal matter	450	-
Change in fair value of contingent consideration liability	(37)	74
Amortization of intangibles	848	874
Depreciation	313	231

Operating income	288	1,070

Other expenses (income)
Interest expense	267	295
Non-cash interest costs	34	34
Other income	(6)	(2)

(Loss) income before income taxes	(7)	743

Income tax expense	364	62

Net (loss) income	(371)	681
Accretion of convertible preferred stock	(2,945)	(2,123)

Net loss applicable to common stockholders	$(3,316)	$(1,442)

Basic and diluted loss per share applicable to common stockholders	$(0.21)	$(0.09)

Weighted average shares outstanding:
Basic and diluted	15,596,311	16,686,696

JetPay Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)	(As Adjusted)
Current assets:
Cash	$6,698	$6,824
Restricted cash	1,906	1,905
Accounts receivable, less allowance for doubtful accounts	4,563	5,269
Settlement processing assets and funds	48,918	52,116
Prepaid expenses and other current assets	1,227	1,725
Current assets before funds held for clients	63,312	67,839
Funds held for clients	65,282	49,288
Total current assets	128,594	117,127
Property and equipment, net	4,966	3,970
Goodwill	48,978	48,978
Identifiable intangible assets	21,750	22,598
Other assets	1,571	1,448
Total assets	$205,859	$194,121

LIABILITIES
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,214	$3,364
Accounts payable and accrued expenses	11,622	11,569
Settlement processing liabilities	47,671	51,407
Deferred revenue and other current liabilities	757	1,083
Current liabilities before client fund obligations	63,264	67,423
Client fund obligations	65,282	49,288
Total current liabilities	128,546	116,711
Long term debt and capital lease obligations, net of current portion	12,473	12,700
Deferred income taxes	1,138	845
Other liabilities	1,414	1,452
Total liabilities	143,571	131,708

Commitments and Contingencies

Redeemable convertible preferred stock	62,629	59,684

Common Stock, subject to possible redemption	3,520	3,520

Stockholders’ deficit	(3,861)	(791)
Total liabilities and stockholders’ deficit	$205,859	$194,121

JetPay Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2018	2017
		(As Adjusted)
Operating Activities
Net (loss) income	$(371)	$681
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	313	231
Stock-based compensation	185	171
Employee stock purchase plan expense	10	13
Amortization of intangibles	848	874
Non-cash interest costs	34	34
Change in fair value of contingent consideration liability	(37)	74
Loss on disposal of fixed assets	8	-
Change in operating assets and liabilities	562	(763)
Net cash provided by operating activities	1,552	1,315

Investing Activities
Net increase in funds held to satisfy client fund obligations	(15,994)	(16,653)
Purchase of property and equipment	(782)	(379)
Net cash used in investing activities	(16,776)	(17,032)

Financing Activities
Payments on long-term debt and capital lease obligations	(1,047)	(5,661)
Proceeds from issuance of common stock pursuant to employee stock purchase plan	51	104
Proceeds from notes payable	101	-
Payment of deferred and contingent acquisition consideration	-	(314)
Net increase in client funds obligations	15,994	16,653
Net cash provided by financing activities	15,099	10,782

Net decrease in cash and restricted cash	(125)	(4,935)

Cash and restricted cash, beginning	8,729	14,713
Cash and restricted cash, ending	$8,604	$9,778